Exhibit 5.1

Morris, Nichols, Arsht & Tunnell LLP

August 2, 2008

Standard Pacific Corp.

15326 Alton Parkway

Irvine, CA 92618

Re:	Subscription Rights and Common Stock Offering

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, File No. 333-149378 (the “Registration Statement”) of Standard Pacific Corp., a Delaware corporation (the “Company”), filed with the United States Securities and Exchange Commission (the “Commission”) on February 26, 2008 pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), the final prospectus supplement (the “Prospectus Supplement”) in the form to be filed with the Commission on August 4, 2008 pursuant to Rule 424(b) under the Securities Act and the prospectus related thereto in connection with the offering by the Company of subscription rights (the “Rights”) exercisable for 50,000,000 shares (the “Shares”) of common stock, par value $0.01 per share of the Company (the “Common Stock”), to be distributed by way of a dividend (the “Dividend”) to be paid to the holders of Common Stock as of the close of business on July 28, 2008.

In rendering this opinion, we have also examined and relied upon the following documents in the forms provided to us by or on behalf of the Company: (i) the Restated Certificate of Incorporation of the Company filed with the Office of the Secretary of State of the State of Delaware on July 27, 2006, as amended to date (the “Restated Certificate”); (ii) the Bylaws of the Company; (iii) resolutions of the Board of Directors of the Company adopted on May 23, 2008 (the “May Resolutions”); (iv) resolutions of the Board of Directors of the Company adopted on July 29, 2008; (v) the Unanimous Written Consent of the Executive Committee of the Board of Directors of the Company dated May 27, 2008; (vi) the Unanimous Written Consent of the Executive Committee of the Board of Directors of the Company dated July 17, 2008; (vii) the form of subscription rights certificate in respect of the Rights; and (viii) a certificate of an officer of the Company.

In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purposes of this opinion:

Standard Pacific Corp.

August 2, 2008

(i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) the due adoption, authorization, execution and, as applicable, delivery of the documents reviewed by us; (iii) that the documents examined by us (a) set forth the entire understanding of the parties thereto with respect to the subject matter thereof and (b) have not been amended, supplemented or otherwise modified; (iv) that at the time of the issuance of the Shares, a stock certificate in proper form will be duly executed in the manner required by Section 158 of the Delaware General Corporation Law (the “DGCL”) and will be issued to represent the Shares; (v) that the Company has legally available funds sufficient to distribute the Rights to the holders of Common Stock; (vi) that, at the time of the issuance of the Shares, there will be a sufficient number of authorized and unissued shares of Common Stock that have not been previously subscribed for, reserved or otherwise committed to be issued, available to issue the Shares; and (vii) that the distribution of the Rights by the Company and/or the issuance of the Shares upon exercise thereof do not, separately or together, constitute a “business combination” with any “interested stockholder” (as those terms are defined in Section 203 of the DGCL and the Restated Certificate) who became such prior to the adoption of the May Resolutions or who became such at any time after the adoption of the May Resolutions by reason of any transaction other than the Transactions (as defined in the May Resolutions). We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any facts material to our opinion, other than those assumed, we have relied, without independent investigation, on the above-referenced documents and the accuracy, as of the date hereof, of the matters therein contained and have assumed that there will be no material change in the facts therein contained any time prior to the issuance of the Rights or the Shares.

We note that we have been retained to act as special Delaware counsel for purposes of rendering the opinions expressed herein. We are not regular counsel to the Company and we are not generally informed as to its business affairs. We express no opinion herein as to any laws other than the laws of the State of Delaware.

Based upon and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1. The Rights have been duly and validly authorized, and, when validly issued in accordance with such authorization, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to and limited by (i) bankruptcy, insolvency, receivership, fraudulent conveyance, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect, (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) consideration of public policy and (iv) standards of good faith, fair dealing, course of dealing, materiality and reasonableness that may be applied by a court to the exercise of rights and remedies).

Standard Pacific Corp.

August 2, 2008

2. The Shares issuable upon exercise of the Rights have been duly and validly authorized, and, when issued and paid for as contemplated in the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

We understand from the Prospectus Supplement that record holders of the Common Stock with addresses that are outside the United States or that have an army post office or fleet office address will be subject to certain requirements relating to the exercise of the Rights that are different from those applicable to other record holders and that this difference in treatment results from the fact that the Company has been informed by its counsel that the requirements to which such foreign record holders are subject are necessary to establish that the receipt and exercise of the Rights by such foreign persons are lawful under the securities laws applicable to such persons. We express no opinion whether the differing treatment of the stockholders that are subject to those limitations would affect the validity of the Dividend and, for purposes of this opinion, we have assumed that a court applying Delaware law would find that, given the reasons for those limitations, and their reasonableness under the circumstances, the differing treatment of such stockholders does not affect the validity of the Dividend.

This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to the present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no duty to update or supplement this opinion for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus forming a part hereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

/s/ Morris, Nichols, Arsht & Tunnell LLP